UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2015

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, CO	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into this Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 26, 2015, the board of directors (the “Board”) of General Cannabis Corp (the “Company”) appointed Mr. Peter Boockvar as a member of the Board.  The Board approved the issuance of options to purchase 150,000 shares of the Company’s common stock (the “Shares”) with an exercise price of $2.15 per share pursuant to the Company’s 2014 Equity Incentive Plan (the “Option”), in consideration for serving as a member of the Board.

On July 14, 2015, the Company and Mr. Boockvar entered into the Nonstatutory Stock Option Agreement (the “Agreement”) pursuant to which the Option to purchase Shares shall vest in three equal installments as follows: options to purchase 50,000 Shares vested on July 14, 2015, options to purchase 50,000 Shares shall vest on July 14, 2016 and options to purchase 50,000 Shares shall vest on July 14, 2017, provided that Mr. Boockvar continues to serve as a member of the Board as of those dates. The Option will expire and the right to purchase Shares shall terminate on July 14, 2025 (the “Termination Date”). In the event that Mr. Boockvar is removed, resigns or otherwise, Mr. Boockvar shall have the right to exercise the options which have vested upon the earlier to occur of: (i) ten days following such termination or (b) the Termination Date; provided however, in the event that Mr. Boockvar is removed “for cause” as that term is defined pursuant to the Colorado Labor Code, by the terms of the Company’s 2014 Equity Incentive Plan or the Agreement, the Option to purchase Shares shall automatically terminate with respect to Shares covered by the Agreement which have not been exercised prior to termination.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

There is no family relationship between Mr. Boockvar and any of our other officers and directors.  There are no understandings or arrangements between Mr. Boockvar and any other person pursuant to which Mr. Boockvar was appointed as director.  Set forth below is the biographical information on Mr. Boockvar, as required by Item 401 of Regulation S-K.

Peter Boockvar

Mr. Boockvar is the Chief Market Analyst with The Lindsey Group, a macro economic and market research firm, and has been employed at that firm since July 2013. He is also the Chief Investment Officer for Bookmark Advisors, an asset management firm.  Prior to holding these positions, Peter spent a brief time at Omega Advisors, a New York based hedge fund, as a macro analyst and portfolio manager. From January 2007 until the present, Mr. Boockvar was the founder and manager of OCLI, LLC, a farmland real estate investment fund. From October 1994 to December 2012, he was an employee and partner at Miller Tabak + Co where he was most recently an equity strategist and a portfolio manager. He joined Donaldson, Lufkin and Jenrette in 1992 in their corporate bond research department as a junior analyst. He is a CNBC contributor and appears regularly on their television network. Mr. Boockvar graduated Magna Cum Laude with a B.B.A. in Finance from George Washington University.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits.

Exhibit No.	Description
10.1	Nonstatutory Stock Option Agreement dated as of July 14, 2015 by and between the Company and Peter Boockvar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 16, 2015

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer